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                                                                   EXHIBIT 10.22


                                 May 19, 1999

Amazon.com, Inc.
1516 2nd Avenue
Seattle, WA 98101

     Investment in drugstore.com, inc.

     This letter will confirm our agreements with regard to certain matters relating to the purchase by you ("Amazon.com") of shares of Preferred Stock of drugstore.com, inc. (the "Company"). This letter amends and restates the side letter dated as of August 10, 1998 between the Company, Amazon.com and Kleiner Perkins Caufield & Byers VIII.

     1.  Potential Participation in Next Round of Financing.

         (a) Amazon.com has a right of first offer (the "Right of First Offer") with regard to certain future issuances of the Company's securities pursuant to
Section 2.3 of the Amended and Restated Investors' Rights Agreement between the Company and Amazon.com dated August 10, 1998 (the "Investors' Rights Agreement"). In the Company's next offering to which the Right of First Offer applies and in which Amazon.com has exercised its Right of First Offer in full, the Company shall also offer to Amazon.com (in accordance with the procedures set forth in Section 2.3 of the Investors' Rights Agreement) such number of additional securities (at the same price and on the same terms as offered to other investors) as would raise Amazon.com's total equity ownership in the Company to its permitted "Threshold Percentage", as defined under Section 3.1 of the Investors' Rights Agreement. Amazon.com's rights under this paragraph shall not be assignable by Amazon.com, except to a wholly-owned subsidiary of Amazon.com.

         (b) The rights described in paragraph (a) above are waived with respect to all rights to purchase shares of the Company's Series D Preferred Stock and shall terminate and be of no further force or effect upon such time as Amazon.com's total equity ownership in the Company has reached its permitted Threshold Percentage.

     2.  Potential Participation in IPO.

         (a) Subject to paragraph (b) below and to the extent permissible under the federal securities laws, the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), and all other applicable laws, rules and regulations, the Company hereby agrees that in connection with the Company's initial public offering of Common Stock
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pursuant to a registration statement filed under the Securities Act of 1933, as amended (other than a registration statement on Form S-4, S-8 or any successor thereto) (the "IPO"), (i) with respect to an IPO declared effective on or prior to November 30, 1999, it shall use reasonable efforts to cause the managing underwriter or underwriters for such IPO to allow the Company to offer directly to Amazon.com as part of the IPO the right to purchase up to $10,000,000 of the shares of the Company's Common Stock to be sold in the IPO (the "IPO Shares") and in the event the managing underwriter or underwriters do not permit the Company to offer Amazon.com such IPO Shares, the Company shall sell, and Amazon.com agrees to purchase, $10,000,000 shares of Common Stock pursuant to a private placement at a price per share equal to the price to the public for the IPO with a closing concurrent with and dependent on the IPO closing; and (ii) with respect to an IPO that is declared effective after November 30, 1999, it shall use reasonable efforts to cause the managing underwriter or underwriters for such IPO to offer to Amazon.com the right to purchase the lesser of (A) 9.9% of the total number of shares of the Company's Common Stock to be sold in the IPO or (B) such number of IPO Shares sufficient to raise Amazon.com's total equity ownership in the Company upon consummation of the IPO to its Permitted Threshold Percentage. The IPO Shares shall be offered to Amazon.com on the same terms and at the same price at which they are being offered to the public. If Amazon.com wishes to purchase the IPO Shares, it shall promptly respond to such offer within the time frame reasonably requested by the Company and the managing underwriter(s). The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell the IPO Shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 2.

         (b) Notwithstanding paragraph (a) and except in the event of the potential private placement described in paragraph (a)(i), if the managing underwriter(s) of the IPO determine in their sole discretion that Amazon.com's purchase of IPO Shares in the amount otherwise specified in paragraph (a) is not compatible with the success of the IPO, then the managing underwriter(s) may exclude Amazon.com from purchasing any IPO Shares or may allow Amazon.com to purchase only that number of IPO Shares that the managing underwriter(s) determine in their sole discretion will not jeopardize the success of the IPO."

     3. Private Placement at time of IPO. In the event that the IPO is declared effective after November 30, 1999 and the managing underwriter(s) of the IPO exclude Amazon.com from purchasing shares in the IPO pursuant to Section 2(b), the Company shall sell and issue to Amazon.com, and Amazon.com may, but shall not be required to, purchase from the Company, in a private placement transaction such number of shares of the Company's Common Stock sufficient to raise Amazon.com's total equity ownership in the Company (including, without limitation, any IPO Shares purchased) to its permitted Threshold Percentage upon consummation of the IPO. The price per share paid by Amazon.com for such shares by Amazon.com shall be the price at which the IPO Shares are offered to the public. The purchase of such shares shall be contingent upon the closing of the IPO. The foregoing provisions are not intended to be, and
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shall not be construed as, an offer by the Company to sell such shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 3.

     4. Confidentiality. The Company and Amazon.com agree that the existing Nondisclosure Agreement between the Company and Amazon.com dated August 10, 1998 shall remain in full force and effect and (in the case of Amazon.com) shall supersede in all respects the obligations contained in Section 6.15 of the Series A Preferred Stock Purchase Agreement that would otherwise be binding upon Amazon.com.

     5. Entire Agreement; Amendments and Waivers. This letter agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this letter agreement may be amended or waived only with the written consent of the Company and Amazon.com. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties to this letter agreement.

     6. Miscellaneous. This letter agreement shall be governed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws. Any notice required or permitted hereunder shall be given in the manner provided in the Investors' Rights Agreement. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     [Signature Page Follows.]
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                              Very truly yours,


                              drugstore.com, Inc.


                                    /s/ drugstore.com
                              By:_________________________________

                              Title:______________________________



AGREED AND ACCEPTED:

Amazon.com, Inc.


      /s/ Amazon.com
By:_________________________________

Title:______________________________




                      SIGNATURE PAGE TO LETTER AGREEMENT
              BETWEEN DRUGSTORE.COM, INC., AMAZON.COM, INC. AND
                     KLEINER PERKINS CAUFIELD & BYERS VIII